Exhibit 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Schedules Year-End 2014 Financial and Operating Results Release and Conference Call

DENVER – February 18, 2015 – Bill Barrett Corporation (the “Company”) (NYSE: BBG) plans to release its fourth quarter and full year 2014 financial and operating results before the market opens on Wednesday, February 25, 2015. The Company will host a conference call to discuss results at 9:00 a.m. Eastern time (7:00 a.m. Mountain time) on Wednesday, February 25, 2015:

Date/Time:	Wednesday, February 25, 2015 at 9:00 a.m. Eastern time (7:00 a.m. Mountain time)

Webcast:	Live and archived webcast available on the Company’s website at www.billbarrettcorp.com

Alternatively, you may join by telephone:

Call-in Number:	(800) 901-5213 US/Canada
(617) 786-2962 International

Passcode:	31760883

A telephonic replay will be available approximately two hours after the call on Wednesday, February 25, 2015 through Wednesday, March 4, 2015. You may access this replay at:

Replay Number:	(888) 286-8010 US/Canada
(617) 801-6888 International

Passcode:	11777921

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.